EXHIBIT 32.01

                  CERTIFICATION BY CHIEF EXECUTIVE OFFICER &
                            CHIEF FINANCIAL OFFICER

I, Michael Pacult, the Chief Executive Officer and Chief Financial Officer of Belmont Capital Management, Inc. as general partner of Bromwell Financial Fund, L.P., certify that (i) the Form 10-Q for the period ended September 30, 2012 of Bromwell Financial Fund, L.P. fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q for the period ended September 30, 2012 fairly presents, in all material respects, the financial condition and results of operations of Bromwell Financial Fund, L.P.

BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP

By:	Belmont Capital Management, Inc., General Partner


By:	/s/ Michael Pacult
Michael Pacult
Chief Executive Officer &
Chief Financial Officer

Date:	November 19, 2012

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